Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Vivo Opportunity Fund Holdings, L.P.

Signature:	/s/ Kevin Dai
Name/Title:	Kevin Dai/Managing Member of Vivo Opportunity, LLC, General Partner
Date:	August 4, 2026

Vivo Opportunity Co-Invest, L.P.

Signature:	/s/ Kevin Dai
Name/Title:	Kevin Dai/Managing Member of Vivo Opportunity, LLC, General Partner
Date:	August 4, 2026

Vivo Opportunity Co-Invest (Cycle 3), L.P.

Signature:	/s/ Kevin Dai
Name/Title:	Kevin Dai/Managing Member of Vivo Opportunity, LLC, General Partner
Date:	August 4, 2026

Vivo Opportunity, LLC

Signature:	/s/ Kevin Dai
Name/Title:	Kevin Dai/Managing Member
Date:	August 4, 2026

Vivo Opportunity Cayman Fund, L.P.

Signature:	/s/ Kevin Dai
Name/Title:	Kevin Dai/Managing Member of Vivo Opportunity Cayman, LLC, General Partner
Date:	August 4, 2026

Vivo Opportunity Cayman, LLC

Signature:	/s/ Kevin Dai
Name/Title:	Kevin Dai/Managing Member
Date:	August 4, 2026